Lexington                         Lexington Barron Technologies, Inc.
  Barron                              102 S. Tejon Street, Suite 1100
Technologies                               Colorado Springs, CO 80903
                                                 Tel:  (719) 351-7190
                                                 Fax:  (435) 304-8719
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                          CUSTOMER AGREEMENT

This business services engagement agreement ("Agreement") dated the 15th day of May, 2001 by and between Lexington Barron Technologies, Inc. (LBT), a Colorado corporation whose address is 2 N. Cascade Avenue, Suite 1100, Colorado Springs, CO 80903 and Aurel Corporation, ("Company"), an Arizona corporation, having an address of 26344 B Carmel Rancho Boulevard, Carmel, CA 93922.

     WHEREAS, LBT assists companies with strategy, financial planning, marketing services, corporate structuring, and technical analysis; and,

     WHEREAS, Company wishes to engage the services of LBT;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereto agree as follows:

1. LBT will assist the Company in connection with its business endeavors in the fields of corporate structuring, business planning and market analysis, and other such services that are mutually agreed upon by both parties from time to time. Schedule A sets forth the deliverables that LBT commits to delivering.

2. The retention by the Company of LBT as heretofore described shall be for a period of not less than two months from the date hereof in order to provide LBT a reasonable opportunity to perform its services (as outlined above). Following this two month period, this Agreement will automatically renew on a month-to-month basis unless terminated by either party upon 30 day advanced written notice.

3. In connection with LBT's activities on the Company's behalf, the Company will cooperate with LBT and will furnish LBT with all information and materials concerning the Company (the "Information"), which LBT deems appropriate and will provide LBT with access to the Company's officers, directors, employees, independent accountants, and legal counsel as appropriate. The Company represents and warrants that all Information made available to LBT by the Company will, at all times during the period of engagement of LBT hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made. LBT does not assume responsibility for any information regarding the Company.

4. In consideration of its services pursuant to this Agreement, LBT shall be entitled to receive, and the Company agrees to pay LBT, consulting fees according to the attached Schedule A, which may change from time to time with ample notice provided to the


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    102 S. Tejon Street, Suite 1100 . Colorado Springs . CO . 80903
                 Phone 719-351-7190 . Fax 435-304-8719

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     Company before any changes that may effect the course or charges for services rendered by LBT.

5. In addition to the consideration paid as described in Paragraph 4 above, LBT agrees that it will charge the Company for any added expenses only if such expenses are pre-approved by the Company. The Company agrees to promptly reimburse LBT, upon request, for all such pre-approved expenses incurred by LBT (which may include fees and disbursements of counsel, and of other consultants and advisors retained by LBT) in connection with the matters contemplated by this Agreement.

6. Either party hereto may terminate this Agreement at any time upon 30 days' prior written notice, following the initial engagement period as stated in Paragraph 2 without liability or continuing obligation, except as set forth in the following sentence. Neither termination of this Agreement nor completion of the assignment contemplated hereby shall affect: (i) any compensation earned by LBT up to the date of termination or completion, as the case may be, (ii) the reimbursement of expenses incurred by LBT up to the date of termination or completion, as the case may be,
     (iii) the provisions of Paragraphs 4 through 7 of this Agreement and (iv) the attached Indemnification Provisions which are incorporated herein, all of which shall remain operative and in full force and effect.

7. Should this Agreement be terminated by either party as described in Paragraph 2 and Paragraph 6, the Company agrees to pay LBT's a minimum retainer equal to one-fourth (1/4) of the total contract.

8. The Company agrees to indemnify and hold harmless LBT against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements (and any and all actions, suits, proceedings, and investigations in respect thereof and any and all legal and other costs, expenses, and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation the costs, expenses, and disbursements, as and when incurred, of investigating, preparing, or defending any such action, suit, proceeding, or investigation (whether or not in connection with litigation in which LBT is a party), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with LBT's acting for the Company, including, without limitation, any act or omission by LBT in connection with its acceptance of or the performance or non-performance of its obligations under this Agreement; provided, however, such indemnity shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense, or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted directly from the willful misconduct of LBT. The Company also agrees that LBT shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of LBT, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from LBT's willful misconduct.

     These indemnification provisions shall be in addition to any liability which the Company may otherwise have to LBT or the persons indemnified below in this sentence and shall extend to the following: LBT, its affiliated entities, directors, officers,

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    102 S. Tejon Street, Suite 1100 . Colorado Springs . CO . 80903
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


     employees, legal counsel, and agents. All references to LBT in these indemnification provisions shall be understood to include any and all of the foregoing.

     If any action, suit, proceeding, or investigation is commenced, as to which LBT proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by LBT to notify the Company shall not relieve the Company from its obligations hereunder. LBT shall have the right to retain counsel of its own choice to represent it, and the Company shall pay the fees, expenses, and disbursements of such counsel; and such counsel shall, to extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against LBT made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of LBT, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise, or consent includes, as an unconditional term thereof, the giving by the claimant to LBT of an unconditional release from all liability in respect of such claim.

9. The Company understands that to the extent LBT utilizes any third parties that these third parties constitute the proprietary intellectual property of LBT. Such contacts, partners and related information represent a substantial value to LBT that LBT uses to offer services to clients and retain a competitive advantage in the marketplace. Therefore the Company aggress to work with LBT, and agrees not to circumvent in any manner, directly or indirectly, LBT with regard to any third parties, clients or contacts that have been identified by LBT, or LBT's clients or contacts. All contacts, discussions and resources with all identified third parties or partners of LBT shall be conducted by, through or in conjunction with LBT. Written confirmation identifying an introduction will be provided by LBT. Company agrees that electronic mail may be used for this purpose. The Company agrees that this non-circumvention clause will remain in effect for a period of not less than 18 months following the termination of this agreement by either party.

10. The validity and interpretation of this Agreement shall be governed by the laws of the State of Colorado applicable to agreements made and to be fully performed therein. The Company irrevocably submits to the jurisdiction of any court of the State of Colorado for the purpose of any suit, action, or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company and (i) hereby irrevocably agrees that all claims in respect of any such suit, action, or proceeding may be heard and determined in any such court and (ii) to the extent that the Company has acquired, or hereafter may acquire, any immunity from jurisdiction of any such court or from any legal process therein, the Company hereby waives, to the fullest extent permitted by law, such immunity. The Company hereby waives, and agrees not to assert in any such suit, action, or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) the Company is not personally subject to the jurisdiction of any such court, (b) the Company is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to the Company's property or (c) any such suit, action, or proceeding is brought in an inconvenient forum.

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    102 S. Tejon Street, Suite 1100 . Colorado Springs . CO . 80903
                 Phone 719-351-7190 . Fax 435-304-8719

11. The benefits of this Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assignees and representatives. The obligations and liabilities assumed by the parties in this Agreement hereto shall be binding upon their respective successors and assignees.

12. For the convenience of the parties hereto, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement. This Agreement may not be modified or amended except in writing signed by the parties hereto.

13. Services provided by LBT to and on behalf of the Company in connection with this Agreement will be suspended forthwith in the event of nonpayment of fees or expenses.

14.  LBT hereby represents and warrants as follows:
     (a) LBT is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Colorado, and has the corporate power and is duly authorized to carry on its business where and as now conducted and to operate its assets as it now does.
     (b) The execution, delivery, and performance by LBT of and the consummation of the transactions contemplated in this Agreement have been duly and validly authorized by the Board of Directors of LBT, and LBT represents and warrants that it has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and that no consent or approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of LBT, and no consent or approval or notice to any other person or entity is required in connection with the execution and delivery by LBT or the consummation by LBT of the transactions contemplated in this Agreement.
     (c) The execution, delivery, and performance of this Agreement by LBT and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute (i) a breach of any term or provision of this Agreement; (ii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of LBT; (iii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which LBT is a party or by which it or any of its assets are bound; (iv) an event that would permit anyone to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligations of LBT; or (v) the creation or imposition of any lien, charge, or encumbrance on any of the assets of LBT.

15.  The Company hereby represents and warrants as follows:
     (a) Company is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Arizona, and has the corporate power and is duly authorized to carry on its businesses where and as now conducted and to own, lease, and operate its assets as it now does.
     (b) The execution, delivery, and performance by Company of and the consummation of the transactions contemplated in this Agreement have been duly and validly authorized by the Board of Directors of Company, and Company represents and warrants that it has the right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement, and that no consent or approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Company, and no consent or approval of or notice to any other person or entity is

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           required in connection with the execution and delivery by
           Company of or the consummation by Company of the transactions contemplated in this Agreement.
     (c) The execution, delivery, and performance of this Agreement by Company and the consummation of the transactions contemplated hereby and thereby, do not and will not result in or constitute (i) a breach of any term or provision of this Agreement; (ii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of Company; (iii) a default, breach, or violation, or an event that, with notice or lapse of time or both, would be a default, breach, or violation of any of the terms, conditions, or provisions of any lease, license, promissory note, security agreement, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, or arrangement to which Company is a party or by which it or any of its assets are bound; (iv) an event that would permit anyone to terminate or rescind any agreement or to accelerate the maturity of any indebtedness or other obligations of Company; or (v) the creation or imposition of any lien, charge, or encumbrance on any of the assets of Company.

16. In its performance hereunder, LBT and its agents shall be an independent contractor. LBT shall complete the services required hereunder according to its own means and methods of work, shall be in the exclusive charge and control of LBT and shall not be subject to the control or supervision of the Company, except as to the results of the work. Company acknowledges that nothing in this Agreement shall be construed to require LBT to provide services to Company at any specific time, or in any specific place or manner. Payments to LBT shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.


All notices and writings, required or given pursuant to this Agreement, shall be signed by the party relying thereon to be sent by prepaid postal mail rates or by facsimile transmission, to a location or number set forth below:

Lexington Barron Technologies, Inc.      Aurel Corporation
-----------------------------------      -----------------

A)  Lexington Barron Technologies, Inc.  B) Aurel Corporation
    2 N. Cascade Avenue, Suite 1100         26344 B Carmel Rancho Boulevard
    Colorado Springs, CO  80903             Carmel, California 93922
    Tel:  (303) 733-3484                    Tel:  (831) 624-8013
    Fax: (435) 304-8719                     Fax: __________________


In witness whereof the parties have set their hands and seals as of the date first written above.

Lexington Barron Technologies, Inc.      Aurel Corporation
-----------------------------------      -----------------

By:     Phillip Kilgore                  By:     Larry Weinhouse

Signature:__/s/___________               Signature:__/s/________

Title:  Chief Executive Officer          Title:  Vice President


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    102 S. Tejon Street, Suite 1100 . Colorado Springs . CO . 80903
                 Phone 719-351-7190 . Fax 435-304-8719

SCHEDULE A


     A. Service Fee. The Company will engage LBT for the services described in this Agreement. The service fee charged to the Company for this service is $2,500.00 (two thousand five hundred dollars). The fee of $2,500.00 is payable in any mixture of the following forms at LBT's discretion:

         (i)    By Company check made payable to:  Lexington Barron
                Technologies, Inc.
         (ii)   Money order or cashier's check, or
         (iii)  Wire (coordinates will be given upon request)

         The Company agrees to pay the full amount within 30 days of completion of the project by LBT.

         After forty-five days of completion of the project, if payment has not been received, LBT will charge a late payment fee of two and a half (2.5%) percent of the total contract.


     B. Lexington Barron Technologies, Inc. Deliverables: LBT's efforts and services will focus on the following areas:
         (a) Corporate structuring: LBT shall help the company to structure itself optimally so that workflow is maximized and shareholder value is optimized.
         (b) Business planning: LBT will perform a feasibility study of the company's business model and product offering. Included in this feasibility study will be a market analysis. Once this has been completed, LBT will work with the company to develop the most appropriate business strategy and road map for the company to follow. LBT's services will not include assistance with fundraising for the company.


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